Exhibit 99.1

AvidXchange Announces Second Quarter 2024 Financial Results

•
Q2’24 financial results mark a milestone in achieving GAAP net income profitability on disciplined execution around year-over-year revenue growth, unit cost efficiencies and operating expense leverage
•
Sustaining a strong balance sheet with cash and marketable securities of $465.0 million to re-invest in the core business organically and inorganically
•
Updated 2024 business outlook reflects strong execution amid macro choppiness

Charlotte, N.C. – July 31, 2024 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the second quarter ended June 30, 2024.

“We are extremely proud of the many milestones we have achieved in short order since our IPO with GAAP net income profitability being the latest. It is because of the transformational value proposition of our AP automation software and payments we deliver to our middle market buyer customers and their suppliers through our proprietary two-sided network that we are in such a strong financial position. As we continue to navigate macro choppiness with the disciplined execution by our team members, we are leveraging our strong balance sheet to advance our innovation by continuing to broaden the application of artificial intelligence (AI) across our customer and internal-facing opportunity sets, which, we believe, will drive increased value for our customers and further enhance our competitive position. I am particularly excited about the future given our recently launched integration partnerships and suite of innovative products that are on the near horizon, from our new Payment 2.0 Platform to Payment Accelerator 2.0, Spend Management, etc. These products, we believe, will not only further embed our capabilities into adjacent non-invoice back-office workflows and deepen our customer relationships, but also strengthen our competitive position, advance our balanced growth and profitability objectives as well as drive value creation for our investors,” said Michael Praeger, Chief Executive Officer & Co-Founder of AvidXchange.

Second Quarter 2024 Financial Highlights:

•
Total revenue was $105.1 million, an increase of 15.3% year-over-year, compared with $91.2 million in the second quarter of 2023.
•
Revenue included interest income of $11.8 million compared with $9.2 million in the second quarter of 2023.
•
GAAP net income was $0.4 million, compared with a GAAP net loss of $(18.8) million in the second quarter of 2023.
•
Non-GAAP net income was $10.7 million, compared with a Non-GAAP net loss of $(0.5) million in the second quarter of 2023.
•
GAAP gross profit was $68.7 million, or 65.3% of total revenue, compared with $55.6 million, or 61.0% of revenue in the second quarter of 2023.
•
Non-GAAP gross profit was $76.3 million, or 72.6% of total revenue, compared with $62.3 million, or 68.3% of revenue in the second quarter of 2023.
•
Adjusted EBITDA was $17.5 million compared with $3.0 million in the second quarter of 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

Second Quarter 2024 Key Business Metrics and Highlights:

•
Total transactions processed in the second quarter of 2024 were 19.7 million, an increase of 4.8% from 18.8 million in the second quarter of 2023.
•
Total payment volume in the second quarter of 2024 was $20.6 billion, an increase of 10.4% from $18.7 billion in the second quarter of 2023.
•
Transaction yield in the second quarter of 2024 was $5.33, an increase of 10.1% from $4.84 in the second quarter of 2023.

Full Year 2024 Financial Outlook

As of July 31, 2024, AvidXchange anticipates its Full Year 2024 revenue and adjusted EBITDA to be in the following ranges (in millions):

	Current FY 2024 Guidance	Previous FY 2024 Guidance
Revenue (1)	$436.0 - $439.0	$442.0 - $448.0
Adjusted EBITDA(1&2)	$73.0 - $75.0	$71.0 - $75.0

(1)
The current FY 2024 guidance anticipates interest revenue contribution of approximately $49.0 million compared to $45.0 million previously
(2)
A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Earnings Teleconference Information

AvidXchange will discuss its second quarter 2024 financial results during a teleconference today, July 31, 2024, at 10:00 AM ET. The call will be broadcast simultaneously via webcast at https://ir.avidxchange.com/. Following the completion of the call, a recorded replay of the webcast will be available on AvidXchange’s website. In addition to the conference call, supplemental information is available on the Investor Relations section of AvidXchange’s website at https://ir.avidxchange.com/.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,000 businesses and it has made payments to more than 1,200,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “outlook,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “continue,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including guidance for our revenue and Adjusted EBITDA for the full year 2024, our ability to counterbalance ongoing and future macroeconomic impacts, our customers’ perceptions of the value proposition of our AP automation software and payments services, the role integration partnerships and product innovation will play in embedding our capabilities into adjacent non-invoice back-office workflows, deepening customer relationships, strengthening our competitive positions, advancing growth and returns, and driving value creation for our investors, and other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release and related conference call in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Adjusted EBITDA, and Non-GAAP Net Income (Loss).

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, and Non-GAAP Net Income (Loss) in this press release. We define Non-GAAP Gross Profit as revenue less cost of revenue excluding the portion of depreciation and amortization and stock-based compensation expense allocated to cost of revenues. We define Adjusted EBITDA as our net loss before depreciation and amortization, impairment and write-off of intangible assets, interest income and expense, income tax expense (benefit), stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, and charitable contributions of common stock. We define Non-GAAP Net Income (Loss) as net loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, acquisition-related effects on income tax, and charitable contributions of common stock. Non-GAAP income tax expense is calculated using our blended statutory rate except in periods of non-GAAP net loss when it is based on our GAAP income tax expense. In each case, non-GAAP income tax expense excludes the effects of acquisitions in the period on tax expense.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.

Availability of Information on AvidXchange’s Website

Investors and others should note that AvidXchange routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations section of AvidXchange’s website. While not all information that AvidXchange posts to the Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, AvidXchange encourages investors, the media and others interested in AvidXchange to review the information that it shares at the Investor Relations link located at https://ir.avidxchange.com. Users may automatically receive email alerts and other information about AvidXchange when enrolling an email address by visiting “Email Alerts” in the “Resources” section of AvidXchange’s Investor Relations website https://ir.avidxchange.com.

Investor Contact:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

AvidXchange Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$105,132	$91,154	$210,730	$177,976
Cost of revenues (exclusive of depreciation and amortization expense)	30,426	30,221	60,759	59,694
Operating expenses
Sales and marketing	19,956	20,076	39,697	40,211
Research and development	25,008	24,740	50,912	47,862
General and administrative	22,635	27,716	46,895	50,343
Impairment and write-off of intangible assets	-	-	162	-
Depreciation and amortization	9,208	8,878	18,515	17,464
Total operating expenses	76,807	81,410	156,181	155,880
Loss from operations	(2,101)	(20,477)	(6,210)	(37,598)
Other income (expense)
Interest income	5,979	5,204	12,541	9,720
Interest expense	(3,323)	(3,363)	(6,660)	(6,678)
Other income	2,656	1,841	5,881	3,042
Income (loss) before income taxes	555	(18,636)	(329)	(34,556)
Income tax expense	119	135	244	205
Net income (loss)	$436	$(18,771)	$(573)	$(34,761)
Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$(0.09)	$0.00	$(0.17)
Diluted	$0.00	$(0.09)	$0.00	$(0.17)
Weighted average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	207,025,967	201,559,007	205,961,720	200,734,555
Diluted	210,370,559	201,559,007	205,961,720	200,734,555

AvidXchange Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30,	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$375,173	$406,974
Restricted funds held for customers	1,193,455	1,578,656
Marketable securities	89,854	44,645
Accounts receivable, net of allowances of $4,384 and $4,231, respectively	50,086	46,689
Supplier advances receivable, net of allowances of $1,343 and $1,333 respectively	12,610	9,744
Prepaid expenses and other current assets	14,552	12,070
Total current assets	1,735,730	2,098,778
Property and equipment, net	99,282	100,985
Operating lease right-of-use assets	1,299	1,628
Deferred customer origination costs, net	27,805	27,663
Goodwill	165,921	165,921
Intangible assets, net	77,038	84,805
Other noncurrent assets and deposits	4,719	3,957
Total assets	$2,111,794	$2,483,737
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,419	$16,777
Accrued expenses	45,702	56,367
Payment service obligations	1,193,455	1,578,656
Deferred revenue	11,821	12,851
Current maturities of lease obligations under finance leases	205	275
Current maturities of lease obligations under operating leases	1,462	1,525
Current maturities of long-term debt	6,425	6,425
Total current liabilities	1,274,489	1,672,876
Long-term liabilities
Deferred revenue, less current portion	13,037	14,742
Obligations under finance leases, less current maturities	62,738	62,464
Obligations under operating leases, less current maturities	2,685	3,275
Long-term debt	69,084	69,760
Other long-term liabilities	3,998	4,175
Total liabilities	1,426,031	1,827,292
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common stock, $0.001 par value; 1,600,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 207,819,898 and 204,084,024 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	207	204
Additional paid-in capital	1,708,289	1,678,401
Accumulated deficit	(1,022,733)	(1,022,160)
Total stockholders' equity	685,763	656,445
Total liabilities and stockholders' equity	$2,111,794	$2,483,737

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(573)	$(34,761)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization expense	18,515	17,464
Amortization of deferred financing costs	212	220
Provision for credit losses	1,481	2,125
Stock-based compensation	23,278	19,952
Accrued interest	822	1,004
Impairment and write-off on intangible assets	162	-
Accretion of investments held to maturity	(2,209)	(2,731)
Deferred income taxes	178	105
Changes in operating assets and liabilities
Accounts receivable	(3,652)	(4,711)
Prepaid expenses and other current assets	(2,481)	631
Other noncurrent assets	(839)	1,247
Deferred customer origination costs	(142)	717
Accounts payable	(1,378)	2,925
Deferred revenue	(2,735)	45
Accrued expenses and other liabilities	(11,388)	(20,636)
Operating lease liabilities	(323)	(242)
Total adjustments	19,501	18,115
Net cash provided by (used in) operating activities	18,928	(16,646)
Cash flows from investing activities
Purchase of marketable securities held to maturity	(98,996)	(162,996)
Proceeds from maturity of marketable securities held to maturity	55,996	175,705
Purchases of equipment	(1,100)	(526)
Purchases of intangible assets	(8,087)	(7,733)
Supplier advances, net	(4,092)	(946)
Net cash (used in) provided by investing activities	(56,279)	3,504
Cash flows from financing activities
Repayments of long-term debt	(813)	(812)
Principal payments on finance leases	(150)	(305)
Proceeds from issuance of common stock	5,393	703
Proceeds from issuance of common stock under ESPP	1,220	1,178
Payment of debt issuance costs	-	(743)
Payment of acquisition-related liability	(100)	(100)
Payment service obligations	(385,201)	(94,127)
Net cash used in financing activities	(379,651)	(94,206)
Net decrease in cash, cash equivalents, and restricted funds held for customers	(417,002)	(107,348)
Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	1,985,630	1,634,387
Cash, cash equivalents, and restricted funds held for customers, end of period	$1,568,628	$1,527,039
Supplementary information of noncash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$19	$818
Right-of-use assets obtained in exchange for new financing lease obligations	-	81
Right-of-use assets obtained in exchange for new operating lease obligations	-	362
Interest paid on notes payable	2,673	2,541
Interest paid on finance leases	2,954	2,914
Cash paid for income taxes	254	212

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation from Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin	2024	2023	2024	2023
(in thousands)
Total revenues	$105,132	$91,154	$210,730	$177,976
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(30,426)	(30,221)	(60,759)	(59,694)
Depreciation and amortization expense	(6,034)	(5,364)	(12,098)	(10,583)
GAAP Gross profit	$68,672	$55,569	$137,873	$107,699
Adjustments:
Stock-based compensation expense	1,625	1,344	2,857	2,408
Depreciation and amortization expense	6,034	5,364	12,098	10,583
Non-GAAP gross profit	$76,331	$62,277	$152,828	$120,690
GAAP Gross margin	65.3%	61.0%	65.4%	60.5%
Non-GAAP gross margin	72.6%	68.3%	72.5%	67.8%

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation from Net Loss to Non-GAAP Net Income (Loss), including per share amounts	2024	2023	2024	2023
(in thousands, except share and per share data)
Net loss	$436	$(18,771)	$(573)	$(34,761)
Exclude: Provision for income taxes	119	135	244	205
Loss before taxes	555	(18,636)	(329)	(34,556)
Amortization of acquired intangible assets	3,414	3,624	6,827	7,247
Impairment and write-off of intangible assets	-	-	162	-
Stock-based compensation expense	12,319	11,021	23,278	19,952
Transaction and acquisition-related costs	-	-	-	(7)
Non-recurring items not indicative of ongoing operations (1)	(1,976)	3,626	(630)	3,635
Total net adjustments	13,757	18,271	29,637	30,827
Non-GAAP income (loss) before taxes	14,312	(365)	29,308	(3,729)
Non-GAAP tax expense (2)	3,564	135	7,298	205
Non-GAAP net income (loss)	$10,748	$(500)	$22,010	$(3,934)

Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, basic	207,025,967	201,559,007	205,961,720	200,734,555
Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, diluted	210,370,559	201,559,007	210,047,252	200,734,555

GAAP Net income (loss) per share attributable to common stockholders, basic	$0.00	$(0.09)	$0.00	$(0.17)
GAAP Net income (loss) per share attributable to common stockholders, diluted	$0.00	$(0.09)	$0.00	$(0.17)

Non-GAAP basic net income (loss) per share attributable to common stockholders, basic	$0.05	$0.00	$0.11	$(0.02)
Non-GAAP basic net income (loss) per share attributable to common stockholders, diluted	$0.05	$0.00	$0.10	$(0.02)

GAAP loss per common share, basic and diluted	$0.00	$(0.09)	$0.00	$(0.17)
Amortization of acquired intangible assets	0.02	0.02	0.03	0.04
Impairment and write-off of intangible assets	-	-	-	-
Stock-based compensation expense	0.06	0.05	0.11	0.09
Transaction and acquisition-related costs	-	-	-	-
Non-recurring items not indicative of ongoing operations (1)	(0.01)	0.02	-	0.02
Provision for income taxes	(0.02)	-	(0.03)	-
Adjustment to fully diluted earnings per share	-	-	(0.01)	-
Non-GAAP diluted income (loss) per common share	$0.05	$0.00	$0.10	$(0.02)

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Loss to Adjusted EBITDA	2024	2023	2024	2023
(in thousands)
Net loss	$436	$(18,771)	$(573)	$(34,761)
Depreciation and amortization	9,208	8,878	18,515	17,464
Impairment and write-off of intangible assets	-	-	162	-
Interest income	(5,979)	(5,204)	(12,541)	(9,720)
Interest expense	3,323	3,363	6,660	6,678
Provision for income taxes	119	135	244	205
Stock-based compensation expense	12,319	11,021	23,278	19,952
Transaction and acquisition-related costs	-	-	-	(7)
Non-recurring items not indicative of ongoing operations (1)	(1,976)	3,626	(630)	3,635
Adjusted EBITDA	$17,450	$3,048	$35,115	$3,446

(1) For the three months ended June 30, 2024, this amount was primarily comprised of an insurance recovery of $2,110 costs incurred in response to the cybersecurity incident that was detected in April 2023. For the six months ended June 30, 2024 this amount includes $1,157 of severance costs and a net benefit of $1,808 of response costs incurred in connection with the cybersecurity incident. In the three and six months ended June 30, 2023, this amount was comprised of response costs incurred in connection with the cybersecurity incident. Response costs in each period include professional services and legal fees.

(2) Non-GAAP tax expense is based on the Company's blended tax rate of 24.9% in periods the Company has Non-GAAP income before tax. In periods the Company is in a non-GAAP loss position, tax expense is based on GAAP tax expense.